Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Bank of America Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Debt Securities	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)		(1)(2)(3)

Fees to be Paid	Other	Warrants(4)	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)		(1)(2)(3)

Fees to be Paid	Other	Purchase Contracts	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)		(1)(2)(3)

Fees to be Paid	Other	Units(5)	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)		(1)(2)(3)

Fees to be Paid	Equity	Preferred Stock	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)		(1)(2)(3)

Fees to be Paid	Equity	Depositary Shares(6)	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)		(1)(2)(3)

Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)		(1)(2)(3)

Fees to be Paid	Debt	Junior Subordinated Notes	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)		(3)

Fees to be Paid	Debt	Trust Securities of BAC Capital Trusts XIII, XIV and XV (collectively, the “Trusts”)(7)	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)		(3)

Fees to be Paid	Other	Bank of America Corporation Guarantees with respect to Trust Securities(8)	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)		(3)

Fees to be Paid	Unallocated (Universal) Shelf		Rule 457(o)	(1)(2)(3)(8)	(1)(2)(3)(8)	$112,623,653,394(1)(2)(3)	0.0001476	$16,623,251.24(1)(2)(3)(8)

Fees Previously Paid	Unallocated (Universal) Shelf		Rule 457(o)	(1)(2)(3)(8)	(1)(2)(3)(8)	$1,000,000 (1)(2)(3)		$147.60(1)(2)(3)(8)

Carry Forward Securities

Carry Forward Securities	Debt	Debt Securities	415(a)(6)	(2)		(2)			S-3	333-257399	August 4, 2021	(2)

Carry Forward Securities	Other	Warrants	415(a)(6)	(2)		(2)			S-3	333-257399	August 4, 2021	(2)

Carry Forward Securities	Other	Purchase Contracts	415(a)(6)	(2)		(2)			S-3	333-257399	August 4, 2021	(2)

Carry Forward Securities	Other	Units	415(a)(6)	(2)		(2)			S-3	333-257399	August 4, 2021	(2)

Carry Forward Securities	Equity	Preferred Stock	415(a)(6)	(2)		(2)			S-3	333-257399	August 4, 2021	(2)

Carry Forward Securities	Equity	Depositary Shares	415(a)(6)	(2)		(2)			S-3	333-257399	August 4, 2021	(2)

Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	415(a)(6)	(2)		(2)			S-3	333-257399	August 4, 2021	(2)

Carry Forward Securities	Debt	Junior Subordinated Notes	415(a)(6)	(2)		(2)			S-3	333-257399	August 4, 2021	(2)

Carry Forward Securities	Debt	Trust Securities of the Trusts	415(a)(6)	(2)		(2)			S-3	333-257399	August 4, 2021	(2)

Carry Forward Securities	Other	Bank of America Corporation Guarantees with respect to Trust Securities	415(a)(6)	(2)		(2)			S-3	333-257399	August 4, 2021	(2)

Carry Forward Securities	Unallocated (Universal) Shelf		415(a)(6)	(2)		$47,376,346,606(2)			S-3	333-257399	August 4, 2021	$5,168,759.41(2)

	Total Offering Amount					$160,000,000,000(1)(2)(3)		$16,623,251.24

	Total Fees Previously Paid							$147.60

	Total Fee Offsets							—

	Net Fee Due							$16,623,103.64(2)

(1)

The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of the securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. There is registered hereunder such amount of debt securities, warrants, purchase contracts, units, preferred stock, depositary shares and common stock as will have an aggregate maximum offering price not to exceed $160,000,000,000 (or the equivalent thereof in any other currency). Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities or that are issued in units or represented by depositary shares. To the extent that separate consideration is received for any such securities, the aggregate amount of such consideration will be included in the aggregate offering price of all securities sold.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $47,376,346,606 in aggregate offering price of unsold securities of Bank of America Corporation (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-257399), which became effective on August 4, 2021 (the “Prior Registration Statement”). A registration fee of $5,168,759.41 was previously calculated pursuant to Rule 457(o) and paid in respect of the Unsold Securities that will continue to be applied to the Unsold Securities pursuant to Rule 415(a)(6). Also pursuant to Rule 415(a)(6), the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. In connection with the $112,623,653,394 maximum aggregate offering price of new securities being registered hereunder, a registration fee of $16,623,251.24 is payable. A registration fee of $147.60 was previously paid in connection with the initial filing of this Registration Statement on March 5, 2024 with respect to $1,000,000 in maximum aggregate offering price of such new securities. The remaining $16,623,103.64 in registration fees is being paid herewith.

(3)

This Registration Statement also includes an indeterminate amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by broker-dealer affiliates of Bank of America Corporation. These securities consist of an indeterminate amount of securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under prior registration statements previously filed by Bank of America, its corporate predecessors or the Trusts. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement. Pursuant to Rule 457(q) under the Securities Act, no registration fee is required for the registration of an indeterminate amount of securities to be offered in market-making transactions by broker-dealer affiliates of Bank of America Corporation.

(4)

Warrants may entitle the holder to purchase debt securities, common stock or preferred stock registered hereby, to receive cash determined by reference to an index or indices, or to receive cash determined by reference to currencies.

(5)

Each unit will represent an interest in one or more of Bank of America Corporation’s debt securities, warrants, purchase contracts, shares of preferred stock, depositary shares, or shares of common stock being registered under this Registration Statement, in any combination, which may or may not be separable from one another.

(6)	Each depositary share will represent a fractional interest in a share or multiple shares of Bank of America Corporation’s preferred stock and will be evidenced by a depositary receipt.

(7)	This Registration Statement covers the securities that were previously issued by any of the Trusts.

(8)

Bank of America Corporation also is registering the guarantees and other obligations that it may have with respect to the trust securities previously issued by any of the Trusts. No separate consideration will be received for any of the guarantees or other obligations. Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees of Bank of America Corporation being registered.